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                                                                      Exhibit 11
                                                                      ----------
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

                               CHRYSALIS INTERNATIONAL CORPORATION AND SUBSIDIARIES
                Statement of Computation of Earnings (Loss) Per Common and Common Equivalent Share
                                   Years ended December 31, 1996, 1995 and 1994
                                      (in thousands except per share amounts)

                                                                     1996                    1995                   1994
                                                                     ----                    ----                   ----
Adjusted net income (loss):
     Net income (loss)                                    $        (3,460)                 12,425                 (9,064)
     Adjustments to net income (loss)                                  --                      --                     --
                                                          ---------------        ----------------       ----------------
          Adjusted net income (loss)                               (3,460)                 12,425                 (9,064)
                                                          ---------------         ---------------        ---------------

Weighted average shares:
     Common stock                                                  11,307                  11,143                 11,046
     Common stock equivalents                                          --                     532                     --
                                                          ---------------          --------------        ---------------
          Total weighted average shares                            11,307                  11,675                 11,046
                                                          ---------------          --------------        ---------------
Earnings (loss) per common and
common equivalent share                                   $         (0.31)                   1.06                  (0.82)
                                                          ===============          ==============        ===============


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